As filed with the Securities and Exchange Commission on June 22, 2004.
File No. 333-_____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CHURCHILL DOWNS INCORPORATED

(Exact name of Registrant as specified in its charter)

Kentucky	61-0156015
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

700 Central Avenue, Louisville, Kentucky 40208

(Address of principal executive offices)	(Zip Code)

Churchill Downs Incorporated 2000 Employee Stock Purchase Plan

(Full title of plan)

Thomas H. Meeker
President and Chief Executive Officer
Churchill Downs Incorporated
700 Central Avenue
Louisville, Kentucky 40208
(502) 636-4400

(Name, address and telephone number, including area code, of agent for service)

Copy to:
Robert A. Heath, Esq.
Wyatt, Tarrant & Combs, LLP
500 W. Jefferson Street, Suite 2800
Louisville, Kentucky 40202
(502) 589-5235

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount	Proposed Maximum	Proposed	Amount of
to be	to be	offering price	maximum aggregate	registration
registered	registered	per share (1)	offering price (1)	fee (1)
Common Stock, no par value and associated Preferred Share Purchase Rights(2)	100,000 shares(3)	$39.56	$3,956,000	$501.23

(1)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457. The maximum offering price per share is based on the average of the high and low sale price of the Common Stock as reported by the Nasdaq National Market on June 16, 2004, pursuant to Rule 457(h)(1).

(2)	The Preferred Share Purchase Rights, prior to the occurrence of certain events, are not evidenced separately from the Common Stock.

(3)	The Registrant also registers hereby such indeterminate number of additional shares as may be required to cover antidilutive adjustments under the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan.

Exhibit Index on Page 5.

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EXPLANATORY NOTE

        Churchill Downs Incorporated (the “Company”) filed a registration statement on Form S-8 on July 13, 2000 (Reg. No. 333-41376) (the “Previous Registration Statement”), relating to the registration of shares of common stock, no par value (“Common Stock”), of the Company in connection with the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan.

        Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the “Registration Statement”) registers an additional 100,000 shares of the Company’s Common Stock which may be acquired pursuant to the Churchill Downs Incorporated 2000 Employee Stock Purchase Plan.

        The contents of the Previous Registration Statement are hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

        The Exhibits listed on the Exhibit Index appearing on page 5 of this Registration Statement are hereby incorporated by reference.

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SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on the 17th day of June, 2004.

CHURCHILL DOWNS INCORPORATED

By:/s/ Thomas H. Meeker
Thomas H. Meeker President and Chief Executive Officer

POWERS OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas H. Meeker and Rebecca C. Reed, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 17th day of June, 2004 in the capacities indicated.

/s/Carl F. Pollard	Chairman of the Board (Director)
Carl F. Pollard

/s/Thomas H. Meeker	President and Chief Executive Officer (Director and Principal Executive Officer)
Thomas H. Meeker

/s/Michael E. Miller	Chief Financial Officer (Principal Financial and Accounting Officer)
Michael E. Miller

/s/Charles W. Bidwill, Jr.	Director
Charles W. Bidwill, Jr.

/s/Leonard S. Coleman, Jr.	Director
Leonard S. Coleman, Jr.

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/s/Craig J. Duchossois	Director
Craig J. Duchossois

/s/Richard L. Duchossois	Director
Richard L. Duchossois

/s/Robert L. Fealy	Director
Robert L. Fealy

/s/J. David Grissom	Director
J. David Grissom

/s/Seth W. Hancock	Director
Seth W. Hancock

/s/Daniel P. Harrington	Director
Daniel P. Harrington

/s/G. Watts Humphrey, Jr.	Director
G. Watts Humphrey, Jr.

/s/Susan Elizabeth Packard	Director
Susan Elizabeth Packard

Director
Dennis D. Swanson

/s/Darrell R. Wells	Director
Darrell R. Wells

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INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit	Page
4(a)	Articles of Incorporation of the Registrant as amended through July 18, 2003 (incorporated herein by reference to Exhibit 3(b) to the Registrant’s Report on Form 10-Q for the fiscal quarter ended June 30, 2003 (Commission File No. 0-1469)).

4(b)	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3(b) to the Registrant's Report on Form 10-K for the fiscal year ended December 31, 2003, as amended on Form 10-K/A filed May 11, 2004 (Commission File No. 0-1469)).

4(c)	Specimen Stock Certificate (incorporated herein by reference to Exhibit 4(d) to the Registrant's Registration Statement on Form S-8, File No. 33-85012).
4(d)	Rights Agreement dated as of March 19, 1998, between the Registrant and Fifth Third Bank as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on March 20, 1998, Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A/A filed June 30, 2000 and Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A/A filed September 14, 2000 (Commission File No. 0-1469)).

5	Opinion and Consent of Wyatt, Tarrant & Combs, LLP as to the legality of the shares being registered.	6
23(a)	Consent of Wyatt, Tarrant & Combs, LLP (contained in Exhibit 5).
23(b)	Consent of PricewaterhouseCoopers LLP.	8
24	Power of Attorney (precedes signatures).
99	First Amended and Restated Churchill Downs Incorporated 2000 Employee Stock Purchase Plan.	9

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